Exhibit 99.1

Internap Reports First Quarter 2015 Financial Results

●	Revenue of $80.8 million, down 1% versus the first quarter of 2014

●	Data center services revenue of $59.1 million, up 1% versus the first quarter of 2014

●	Segment margin1 of 58.7%, up 230 basis points year-over-year

●	Adjusted EBITDA2 of $17.9 million increased 1% versus the first quarter of 2014

●	Adjusted EBITDA margin2 of 22.2%, up 50 basis points year-over-year

ATLANTA, GA – (April 28, 2015) Internap Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure services, today announced financial results for the first quarter of 2015.

“Higher than anticipated churn, predominantly from a small number of larger data center services customers, has led us to reduce guidance for our full-year 2015 revenue. Nonetheless, our continued strategic investment in core data center services is delivering significantly stronger segment margins and enabling us to reiterate our full-year adjusted EBITDA guidance in the range of $89 million to $95 million,” said Eric Cooney, President and Chief Executive Officer of Internap. “With a return to sequential revenue growth in the second quarter of 2015, we are positioned to accelerate profitable growth and are excited by the implications for long-term shareholder value.”

First Quarter 2015 Financial Summary

				YoY	QoQ
	1Q 2015	1Q 2014	4Q 2014	Growth	Growth
Revenues:
Data center services	$59,098	$58,283	$61,305	1%	-4%
IP services	21,688	$23,678	$22,958	-8%	-6%
Total Revenues	$80,786	$81,961	$84,263	-1%	-4%

Operating Expenses	$84,905	$86,498	$86,517	-2%	-2%

GAAP Net Loss	$(10,442)	$(10,675)	$(8,257)	2%	-26%

Normalized Net Loss2	$(8,598)	$(7,265)	$(5,232)	-18%	-64%

Segment Profit1	$47,440	$46,201	$48,788	3%	-3%
Segment Profit Margin	58.7%	56.4%	57.9%	230 BPS	80 BPS

Adjusted EBITDA	$17,918	$17,799	$22,712	1%	-21%
Adjusted EBITDA Margin	22.2%	21.7%	27.0%	50 BPS	-480 BPS

1

Revenue

●
Revenue totaled $80.8 million in the first quarter, a decrease of 1% year-over-year and 4% sequentially. The slight year-over-year decrease was due to lower IP revenue, partially offset by increased data center revenue. Sequentially, revenue declined in IP services and data center services.

●
Data center services revenue totaled $59.1 million in the first quarter, an increase of 1% year-over-year and a decrease of 4% sequentially. The year-over-year increase was attributable to increased sales of core data center services, partially offset by decreased sales in our partner data centers. The sequential decrease was primarily attributable to churn from a small number of significant colocation and hosting customers.

●
IP services revenue totaled $21.7 million in the first quarter, a decrease of 8% year-over-year and 6% sequentially. Both decreases were driven by per unit price declines in IP and the loss of legacy contracts at higher effective prices, partially offset by an increase in overall traffic.

Net Loss

●
GAAP net loss was $(10.4) million, or $(0.20) per share, compared with $(10.7) million, or $(0.21) per share, in the first quarter of 2014 and $(8.3) million, or $(0.16) per share, in the fourth quarter of 2014.

●
Normalized net loss was $(8.6) million, or $(0.17) per share, compared with normalized net loss of $(7.3) million, or $(0.14) per share, in the first quarter of 2014, and normalized net loss of $(5.2) million, or $(0.10) per share, in the fourth quarter of 2014.

Segment Profit and Adjusted EBITDA

●
Segment profit totaled $47.4 million in the first quarter, a 3% increase compared with the first quarter of 2014 and a 3% decrease from the fourth quarter of 2014. Segment margin was 58.7%, an increase of 230 basis points year-over-year and 80 basis points sequentially.

●
Data center services segment profit totaled $34.8 million in the first quarter, an 8% increase compared with the first quarter of 2014 and a 1% decrease from the fourth quarter of 2014. Data center services segment margin was 58.9% in the first quarter, up 330 basis points year-over-year and 130 basis points sequentially. An increasing proportion of higher-margin services, specifically colocation sold in company-controlled data centers, hosting and cloud services drove data center services segment profit and margin higher compared with the first quarter of 2014. Sequentially, lower data center revenue resulted in a decrease in data center services segment profit.

●
IP services segment profit totaled $12.6 million in the first quarter, a 9% decrease compared with the first quarter of 2014 and a 6% decrease from the fourth quarter of 2014. IP services segment margin was 58.1% in the first quarter, down 20 basis points year-over-year and 60 basis points sequentially. Decreased IP services revenue more than offset lower costs, driving declines in IP services segment profit and segment margin.

●
Adjusted EBITDA totaled $17.9 million in the first quarter, a 1% increase compared with the first quarter of 2014 and a 21% decrease from the fourth quarter of 2014. Adjusted EBITDA margin was 22.2% in the first quarter, up 50 basis points year-over-year and down 480 basis points sequentially. The year-over-year increase in adjusted EBITDA and adjusted EBITDA margin was attributable to increased segment profit in our data center services segment. Sequentially, seasonally higher cash operating expense3 weighed on adjusted EBITDA and adjusted EBITDA margin.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $16.2 million at March 31, 2015. Total debt was $370.3 million, net of discount, at the end of the quarter, including $58.7 million in capital lease obligations.

●	Cash used in operations for the three months ended March 31, 2015 was $1.5 million. Capital expenditures over the same period were $15.7 million.

2

Business Outlook

We are providing the following guidance for full-year 2015:

●	Revenue	$331 million - $337 million

●	Adjusted EBITDA	$89 million - $95 million

●	Capital Expenditures	$70 million - $80 million

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We had 11,871 customers at March 31, 2015.

●
Internap announced the next generation of its Managed Domain Name System (DNS) service, which leverages 24 points of presence (POPs) across four continents to prevent DNS bottlenecks and increase the reliability, velocity and flexibility of websites and Web applications. Internap’s enhanced Managed DNS service also includes automatic high availability failover to ensure that Web applications are always up and running.

1
Segment margin and segment profit are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

2
Adjusted EBITDA, adjusted EBITDA margin and normalized net loss are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to adjusted EBITDA and normalized net loss are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Loss and Basic and Diluted Normalized Net Loss Per Share” in the attachment.

3	Cash operating expense is a non-GAAP measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”

Conference Call Information:

Internap’s first quarter 2015 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm. The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Tuesday, April 28, 2015 at 8:00 p.m. ET through Monday, May 4, 2015 at 855-859-2056 using replay code 28242545.  International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap is the high-performance Internet infrastructure provider that powers the applications shaping the way we live, work and play. Our hybrid infrastructure delivers performance without compromise – blending virtual and bare-metal cloud, hosting and colocation services across a global network of data centers, optimized from the application to the end user and backed by rock-solid customer support and a 100% uptime guarantee. Since 1996, the most innovative companies have relied on Internap to make their applications faster and more scalable. For more information, visit www.internap.com.

3

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our ability to accelerate profitable growth and our expectations for full-year 2015 revenue, adjusted EBITDA and capital expenditures. Our ability to accelerate profitable growth and our expectations for full-year 2015 revenue, adjusted EBITDA and capital expenditures are based on certain assumptions, including anticipated new product launches, leveraging of multiple routes to market, expanded brand awareness for high-performance Internet infrastructure services and customer churn levels. These assumptions may prove to be inaccurate in the future. Because such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new data center space; the actual performance of our IT infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

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INTERNAP CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenues:
Data center services	$59,098	$58,283
Internet protocol (IP) services	21,688	23,678
Total revenues	80,786	81,961

Operating costs and expenses:
Direct costs of sales and services, exclusive of
depreciation and amortization, shown below:
Data center services	24,264	25,891
IP services	9,082	9,869
Direct costs of customer support	9,118	8,927
Direct costs of amortization of acquired and developed technologies	1,150	1,461
Sales and marketing	10,283	10,103
General and administrative	11,685	11,398
Depreciation and amortization	19,058	17,465
Exit activities, restructuring and impairments	265	1,384
Total operating costs and expenses	84,905	86,498
Loss from operations	(4,119)	(4,537)

Non-operating expenses:
Interest expense	6,865	6,491
Other, net	(530)	101
Total non-operating expenses	6,335	6,592

Loss before income taxes and equity in (earnings) of
equity-method investment	(10,454)	(11,129)
Provision (benefit) for income taxes	27	(417)
Equity in (earnings) of equity-method investment, net of taxes	(39)	(37)

Net loss	$(10,442)	$(10,675)

Basic and diluted net loss per share	$(0.20)	$(0.21)

Weighted average shares outstanding used in computing net loss per share:
Basic and diluted	51,336	51,027

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INTERNAP CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	March 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$16,219	$20,084
Accounts receivable, net of allowance for doubtful accounts of $2,153 and $2,121, respectively	20,833	19,606
Deferred tax asset	508	633
Prepaid expenses and other assets	13,218	12,276
Total current assets	50,778	52,599

Property and equipment, net	338,711	342,145
Investment in joint venture	2,648	2,622
Intangible assets, net	50,991	52,545
Goodwill	130,313	130,313
Deposits and other assets	10,405	9,923
Deferred tax asset	1,477	1,637
Total assets	$585,323	$591,784

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,154	$30,589
Accrued liabilities	12,165	13,120
Deferred revenues	6,696	7,345
Capital lease obligations	7,641	7,366
Term loan, less discount of $1,482 and $1,463, respectively	1,518	1,537
Exit activities and restructuring liability	1,795	1,809
Other current liabilities	2,245	1,590
Total current liabilities	53,214	63,356
Deferred revenues	3,818	3,544
Capital lease obligations	51,047	52,686
Revolving credit facility	23,000	10,000
Term loan, less discount of $6,170 and $6,543 respectively	287,080	287,457
Exit activities and restructuring liability	2,423	2,701
Deferred rent	10,182	10,583
Deferred tax liability	6,953	7,293
Other long-term liabilities	4,810	3,828
Total liabilities	442,527	441,448

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 54,969 and 54,410 shares outstanding, respectively	55	54
Additional paid-in capital	1,266,634	1,262,402
Treasury stock, at cost; 687 and 621 shares, respectively	(5,301)	(4,683)
Accumulated deficit	(1,115,956)	(1,105,514)
Accumulated items of other comprehensive loss	(2,636)	(1,923)
Total stockholders’ equity	142,796	150,336
Total liabilities and stockholders’ equity	$585,323	$591,784

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INTERNAP CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2015	2014
Cash Flows from Operating Activities:
Net loss	$(10,442)	$(10,675)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,208	18,926
Amortization of debt discount and issuance costs	490	472
Stock-based compensation expense, net of capitalized amount	1,579	1,941
Equity in (earnings) of equity-method investment	(39)	(37)
Provision for doubtful accounts	400	43
Non-cash change in capital lease obligations	(760)	28
Non-cash change in exit activities and restructuring liability	371	1,608
Non-cash change in deferred rent	(401)	(736)
Deferred taxes	54	(658)
Other, net	(242)	74
Changes in operating assets and liabilities:
Accounts receivable	(1,724)	936
Prepaid expenses, deposits and other assets	(1,544)	(680)
Accounts payable	(7,652)	1,890
Accrued and other liabilities	(903)	439
Deferred revenues	(256)	394
Exit activities and restructuring liability	(663)	(764)
Other liabilities	17	4
Net cash flows (used in) provided by operating activities	(1,507)	13,205

Cash Flows from Investing Activities:
Purchases of property and equipment	(14,990)	(24,756)
Additions to acquired and developed technology	(712)	(737)
Acquisition, net of cash received	-	74
Net cash flows used in investing activities	(15,702)	(25,419)

Cash Flows from Financing Activities:
Proceeds from credit agreements	13,000	-
Principal payments on credit agreements	(750)	(750)
Return of deposit collateral on credit agreement	-	4,378
Payments on capital lease obligations	(1,770)	(1,360)
Proceeds from exercise of stock options	2,583	860
Acquisition of common stock for income tax withholdings	(618)	(600)
Other, net	979	(44)
Net cash flows provided by by financing activities	13,424	2,484
Effect of exchange rates on cash and cash equivalents	(80)	(86)
Net decrease in cash and cash equivalents	(3,865)	(9,816)
Cash and cash equivalents at beginning of period	20,084	35,018
Cash and cash equivalents at end of period	$16,219	$25,202

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net loss, normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net loss is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●
Adjusted EBITDA is loss from operations plus depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation and acquisition costs.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net loss is net loss plus exit activities, restructuring and impairments, stock-based compensation and acquisition costs.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net loss per share is normalized net loss divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

●	Cash operating expense is GAAP operating expense less direct cost of sales and services, depreciation and amortization, restructuring and impairments, stock-based compensation and acquisition costs.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

8

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net loss and normalized net loss per share, excluding the effect of exit activities, restructuring and impairments, stock-based compensation and acquisition costs in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support and depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

9

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

10

INTERNAP CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Loss from operations (GAAP)	$(4,119)	$(2,254)	$(4,537)
Depreciation and amortization, including amortization of acquired and developed technologies	20,208	21,861	18,926
(Gain) loss on disposal of property and equipment, net	(15)	80	-
Exit activities, restructuring and impairments	265	1,518	1,384
Stock-based compensation	1,579	1,507	1,941
Acquisiton costs	-	-	85
Adjusted EBITDA (non-GAAP)	$17,918	$22,712	$17,799

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INTERNAP CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET LOSS AND
BASIC AND DILUTED NORMALIZED NET LOSS PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net loss, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net loss per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Net loss (GAAP)	$(10,442)	$(8,257)	$(10,675)
Exit activities, restructuring and impairments	265	1,518	1,384
Stock-based compensation	1,579	1,507	1,941
Acquisition costs	-	-	85
Normalized net loss (non-GAAP)	(8,598)	(5,232)	(7,265)

Normalized net income allocable to participating securities (non-GAAP)	-	-	-
Normalized net loss available to common stockholders (non-GAAP)	$(8,598)	$(5,232)	$(7,265)
Participating securities (GAAP)	1,151	1,066	1,105

Weighted average shares outstanding used in per share calculation:
Basic and diluted (GAAP)	51,336	51,159	51,027
Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	-
Normalized diluted shares (non-GAAP)	51,336	51,159	51,027

Loss per share (GAAP):
Basic and diluted	$(0.20)	$(0.16)	$(0.21)

Normalized net loss per share (non-GAAP):
Basic and diluted	$(0.17)	$(0.10)	$(0.14)

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INTERNAP CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Revenues:
Data center services:
Core	$47,948	$49,694	$46,348
Partner colocation	11,150	11,611	11,935
Total data center services	59,098	61,305	58,283
IP services	21,688	22,958	23,678
Total	80,786	84,263	81,961

Direct cost of sales and services, exclusive of
depreciation and amortization:
Data center services:
Core	16,499	17,810	16,988
Partner colocation	7,765	8,179	8,903
Total data center services	24,264	25,989	25,891
IP services	9,082	9,486	9,869
Total	33,346	35,475	35,760

Segment Profit:
Data center services:
Core	31,449	31,884	29,360
Partner colocation	3,385	3,432	3,032
Total data center services	34,834	35,316	32,392
IP services	12,606	13,472	13,809
Total	$47,440	$48,788	$46,201

Segment Margin:
Data center services:
Core	65.6%	64.2%	63.3%
Partner colocation	30.4%	29.5%	25.4%
Total data center services	58.9%	57.6%	55.6%
IP services	58.1%	58.7%	58.3%
Total	58.7%	57.9%	56.4%

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